Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrant's charter

NUVEEN INSURED CALIFORNIA SELECT TAX-FREE INCOME PORTFOLIO
811-6623, 33-46942

In compliance with the above-referenced Sub-Item, attached is a copy of the the fund's Declaration of Trust dated August 2, 2001 as filed with the Commonwealth of Massachusetts on February 22, 2002.

CERTIFICATE OF AMENDMENT

to

DECLARATION OF TRUST



The Trustees of Nuveen Insured California Select Tax-Free Income Portfolio (the "Trust"), a Massachusetts business trust, hereby certify that, in accordance with Article XIII, Section 4 of the Declaration of Trust of the Trust, the Trustees of the Trust, by unanimous vote and with the consent of the Shareholders of the Trust, duly adopted a resolution amending the Declaration of the Trust of the Trust effective as of the 2nd day of August, 2001 as follows:

Article I, Section 1 of the Declaration of Trust is hereby amended to read in its entirety:

"Section 1. Name. This Trust shall be known as the "Nuveen California Select Tax-Free Income Portfolio", and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine."
IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument as of August 2, 2001.

/s/ James E. Bacon



James E. Bacon, Trustee
89 Cross Highway
Redding, Connecticut  06896


 /s/ William E. Bennett ____
William E. Bennett
2218 North Dayton
Chicago, Illinois  60614


 /s/ Jack B. Evans ______
Jack B. Evans, Trustee
2336 Linden Drive, SE
Cedar Rapids,  Iowa  52403


/s/ William L. Kissick ___
William L. Kissick, Trustee
50 Johnson's Point Road
Branford Connecticut  06405


 /s/ Thomas E. Leafstrand ______
Thomas E. Leafstrand, Trustee
412 West Franklin
Wheaton, Illinois 60187


/s/ Timothy R. Schwertfeger
Timothy R. Schwertfeger, Trustee
333 West Wacker Drive
Chicago, Illinois   60606

__ /s/ Sheila W. Wellington ________
Sheila W. Wellington, Trustee
249 East 48th Street
New York, New York  10017

STATE OF ILLINOIS		)
					)  SS
COUNTY OF COOK		)

Then personally appeared the above named Trustees, known to me to be the trustees of the Trust, who each acknowledged the foregoing instrument to be his free act and deed, before me this 2nd day of August, 2001.

"OFFICIAL SEAL"
Virginia L. Corcoran	/s/ Virginia L. Corcoran
Notary Public, State of Illinois	Notary Public
My Commission Expires:  10/27/01